Exhibit 99.1

Investors Title Company Announces Record Third Quarter 2017 Financial Results

CHAPEL HILL, N.C.--(BUSINESS WIRE)--November 2, 2017--Investors Title Company (NASDAQ: ITIC) today announced its results for the third quarter ended September 30, 2017. Net income attributable to the Company was $5.9 million, or $3.13 per diluted share, versus $8.1 million, or $4.29 per diluted share, for the prior year period. The Company set an all-time quarterly record for revenues and net premiums written. In addition, earnings for the current quarter were the second highest in the Company’s history.

Revenues increased 5.2% to $43.1 million, compared with $41.0 million in the prior year quarter. Net premiums written increased 1.0%, primarily due to a higher level of purchase transactions, business from new agencies, and higher average real estate values, partially offset by a decrease in the level of refinance activity. Other income sources, including revenue from ancillary services coincident with providing title insurance, increased 49.7% to $4.6 million.

Operating expenses increased 15.5% versus the prior year quarter, mainly as a result of increases in the provision for claims stemming from recognition of favorable loss development in the prior year quarter that did not repeat in the current year quarter. In addition, the inclusion of expenses for a title insurance agency acquired in the fourth quarter of 2016 contributed to the higher level of expenses. Excluding these two factors, most expense categories were largely in line with the prior year period.

For the nine months ended September 30, 2017, net income attributable to the Company increased 11.1% to $16.1 million, or $8.48 per diluted share, versus $14.5 million, or $7.53 per diluted share, for the prior year period. Revenues increased 21.4% to $121.1 million, from increases in premiums written due to higher transaction volumes, higher real estate values, and from increases in other income sources. Operating expenses increased 22.9% to $97.4 million, mainly due to the same factors that affected the third quarter.

Chairman J. Allen Fine added, “We are pleased to report another quarter of solid operating results. Against the backdrop of historically low interest rates and a strengthening economy, strong transaction volumes in our core markets, coupled with higher home prices and new agency distribution, resulted in the highest quarterly revenue level in the Company’s history.

Investors Title Company’s subsidiaries issue and underwrite title insurance policies. The Company also provides investment management services and services in connection with tax-deferred exchanges of like-kind property.

Certain statements contained herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, any statements regarding the Company’s expected performance for the year, future home price fluctuations, changes in home purchase or refinance activity and the mix thereof, interest rate changes, expansion of the Company’s market presence, enhancing competitive strengths, positive development in housing affordability, unemployment or overall economic conditions or statements regarding our actuarial assumptions and the application of recent historical claims experience to future periods. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. Such risks and uncertainties include, without limitation: the cyclical demand for title insurance due to changes in the residential and commercial real estate markets; the occurrence of fraud, defalcation or misconduct; variances between actual claims experience and underwriting and reserving assumptions, including the limited predictive power of historical claims experience; declines in the performance of the Company’s investments; government regulation; changes in the economy; loss of agency relationships, or significant reductions in agent-originated business; difficulties managing growth, whether organic or through acquisitions and other considerations set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission, and in subsequent filings.

Investors Title Company and Subsidiaries Consolidated Statements of Income For the Three and Nine Months Ended September 30, 2017 and 2016 (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Net premiums written	$36,612,558	$36,306,522	$102,918,454	$87,357,972
Investment income – interest and dividends	1,087,054	1,160,983	3,297,634	3,478,999
Net realized gain on investments	803,938	439,326	990,118	574,328
Other	4,633,915	3,094,874	13,864,170	8,280,139
Total Revenues	43,137,465	41,001,705	121,070,376	99,691,438

Operating Expenses:
Commissions to agents	17,641,272	18,739,151	50,569,972	45,946,379
Provision (benefit) for claims	1,854,493	(1,067,853)	2,714,717	(403,982)
Salaries, employee benefits and payroll taxes	9,820,578	8,300,823	29,464,824	22,945,972
Office occupancy and operations	2,309,575	1,496,948	6,445,880	4,526,710
Business development	639,923	608,532	1,987,028	1,695,180
Filing fees, franchise and local taxes	203,912	191,574	935,476	688,731
Premium and retaliatory taxes	673,126	673,551	1,918,951	1,559,631
Professional and contract labor fees	447,651	523,504	1,375,291	1,599,603
Other	630,320	157,308	1,944,419	629,539
Total Operating Expenses	34,220,850	29,623,538	97,356,558	79,187,763

Income before Income Taxes	8,916,615	11,378,167	23,713,818	20,503,675

Provision for Income Taxes	2,990,000	3,249,000	7,647,000	6,040,000

Net Income	5,926,615	8,129,167	16,066,818	14,463,675

Net (Gain) Loss Attributable to Noncontrolling Interests	(158)	(2,228)	10,886	6,684

Net Income Attributable to the Company	$5,926,457	$8,126,939	$16,077,704	$14,470,359

Basic Earnings per Common Share	$3.14	$4.30	$8.52	$7.55

Weighted Average Shares Outstanding – Basic	1,887,103	1,888,870	1,886,474	1,915,468

Diluted Earnings per Common Share	$3.13	$4.29	$8.48	$7.53

Weighted Average Shares Outstanding – Diluted	1,896,229	1,895,592	1,895,957	1,921,999

Investors Title Company and Subsidiaries Consolidated Balance Sheets As of September 30, 2017 and December 31, 2016 (Unaudited)

	September 30, 2017	December 31, 2016
Assets:
Investments in securities:
Fixed maturities, available-for-sale, at fair value	$100,730,446	$101,934,077
Equity securities, available-for-sale, at fair value	45,116,461	41,179,259
Short-term investments	20,692,763	6,558,840
Other investments	11,514,780	11,181,531
Total investments	178,054,450	160,853,707

Cash and cash equivalents	30,890,785	27,928,472
Premium and fees receivable	10,260,167	8,654,161
Accrued interest and dividends	1,323,598	1,035,152
Prepaid expenses and other assets	9,211,784	9,456,523
Property, net	10,029,847	8,753,466
Goodwill and other intangible assets, net	11,785,945	12,256,641
Current income taxes receivable	1,641,144	—
Total Assets	$253,197,720	$228,938,122

Liabilities and Stockholders’ Equity
Liabilities:
Reserves for claims	$35,207,000	$35,305,000
Accounts payable and accrued liabilities	31,462,305	26,146,480
Current income taxes payable	—	1,232,432
Deferred income taxes, net	14,397,180	11,118,256
Total liabilities	81,066,485	73,802,168

Stockholders’ Equity:
Common stock – no par value (10,000,000 authorized shares; 1,887,026 and 1,884,283 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively, excluding in each period 291,676 shares of common stock held by the Company’s subsidiary)	1	1
Retained earnings	157,675,541	143,283,621
Accumulated other comprehensive income	14,375,694	11,761,447
Total stockholders’ equity attributable to the Company	172,051,236	155,045,069
Noncontrolling interests	79,999	90,885
Total stockholders’ equity	172,131,235	155,135,954
Total Liabilities and Stockholders’ Equity	$253,197,720	$228,938,122

Investors Title Company and Subsidiaries Net Premiums Written By Branch and Agency For the Three and Nine Months Ended September 30, 2017 and 2016 (Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017	%	2016	%	2017	%	2016	%
Branch	$10,871,775	29.7	$10,672,619	29.4	$30,296,701	29.4	$24,303,104	27.8

Agency	25,740,783	70.3	25,633,903	70.6	72,621,753	70.6	63,054,868	72.2

Total	$36,612,558	100.0	$36,306,522	100.0	$102,918,454	100.0	$87,357,972	100.0

CONTACT:
Investors Title Company
Elizabeth B. Lewter, 919-968-2200